Exhibit 99.1

THE BOARD OF DIRECTORS

OF

CROSSWIND RENEWABLE ENERGY CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 9th day of July, 2021;

The Board of Directors which was present for this meeting & took active part therein was:

CHARLES ARNOLD

RONALD SILVER

KEVIN HUMES

WHEREAS there has been presented to and considered by this meeting a Motion to appoint a new President and Director to our Board;

NOW THEREFORE BE IT RESOLVED that the corporation, having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that:

GARFIELD ANTIONIO is hereby appointed as President and Director, with full Board membership.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: July 9th, 2021

/s/ David E. Price

David E. Price, Esq, Corp Secretary